UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18201 Von Karman Avenue, Suite 600

Irvine, California 92612

(Address of principal executive offices, including zip code)

(949) 242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Merger (as defined below), on August 21, 2017, Alliance HealthCare Services, Inc. (the “Company”), Tahoe Investment Group Co., Ltd., an entity organized under the laws of the People’s Republic of China (formerly known as Fujian Thai Hot Investment Co., Ltd., “Tahoe”) and THAIHOT Investment Company Limited, an exempted company incorporated under the laws of the Cayman Islands and an indirect wholly owned subsidiary of Tahoe (“THAIHOT”) entered into a Termination Agreement (the “Termination Agreement”), which, effective immediately following the effective time of the Merger, terminated that certain Governance, Voting and Standstill Agreement, dated March 29, 2016, by and among the Company, THAIHOT and Tahoe.

The foregoing description of the Termination Agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Termination Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 21, 2017, the Company completed the previously announced merger (the “Merger”) of Alliance Healthcare Services Merger Sub Limited, a Delaware corporation (“Sub”), with and into the Company, whereby the Company became a wholly owned subsidiary of THAIHOT Investment Company US Limited, a Delaware corporation and an indirect wholly owned subsidiary of Tahoe (“Parent”). The Merger was effected pursuant to the terms of an Agreement and Plan of Merger, dated as of April 10, 2017 (the “Merger Agreement”), by and among the Company, Tahoe, THAIHOT, Parent and Sub. Tahoe, THAIHOT Parent and Sub are collectively referred to as the “Purchaser Parties.”

At the effective time of the Merger, each share of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares beneficially owned by the Purchaser Parties or any of their affiliates (the “Purchaser Group”), shares owned by the Company as treasury stock, and shares owned by holders of Common Stock who shall neither have voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly perfected, and not effectively withdrawn or lost their statutory appraisal rights under Delaware law (such shares of Common Stock, “dissenting shares”) was converted into the right to receive $13.25 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

The Merger was consummated following the approval and adoption of the Merger Agreement by the holders of (a) a majority of the aggregate voting power of the issued and outstanding shares of Common Stock and (b) a majority of the outstanding shares of Common Stock not beneficially owned by the Purchaser Group or any officer of the Company (determined pursuant to Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The total amount of funds required to complete the Merger, including payment of the aggregate Merger Consideration and related fees and expenses, was approximately $75 million, which the Purchaser Parties funded from cash on hand.

The description of the Merger Agreement and related transactions in this current report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is included as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2017, the Company notified NASDAQ of the completion of the Merger and requested that trading in Common Stock be suspended and that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act, on Form 25, thereby commencing the process of delisting and deregistering the Common Stock. The Company intends to file a Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act and to deregister its Common Stock under Section 12(g) of the Exchange Act.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Upon completion of the Merger, each share of Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares beneficially owned by the Purchaser Group, shares owned by the Company as treasury stock and dissenting shares) was converted into the right to receive the Merger Consideration, and such stockholders of the Company ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration).

The information set forth in Items 2.01, 3.01, 5.03 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the Merger on August 21, 2017, in accordance with the Merger Agreement, the members of the Sub’s board of directors immediately before the Merger, Qisen Huang and Yong Ge, became the members of the Company’s board of directors. Accordingly, each of Larry C. Buckelew, Scott A. Bartos, Neil F. Dimick, Heping Feng, Edward L. Samek, Percy C. Tomlinson, Paul S. Viviano and Tao Zhang ceased serving as members of the Company’s board of directors at the effective time of the Merger. These departures were solely in connection with the Merger and not a result of any disagreement with the Company, its management or its board of directors.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the certificate of incorporation of Sub as in effect immediately prior to the effective time of the Merger became the certificate of incorporation of the Company and the bylaws of Sub as in effect immediately prior to the effective time of the Merger became the bylaws of the Company. The certificate of incorporation and the bylaws of the Company as so amended are attached as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 10, 2017, by and among Alliance HealthCare Services, Inc., Tahoe Investment Group Co., Ltd., THAIHOT Investment Company Limited, THAIHOT Investment Company US Limited and Alliance Healthcare Services Merger Sub Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K , filed with the SEC on April 11, 2017).

3.1	Amended and Restated Certificate of Incorporation of Alliance HealthCare Services, Inc., dated as of August 21, 2017 (incorporated by reference to Annex A to the Definitive Proxy Statement (File No. 001-16609), filed with the SEC on July 14, 2017).

3.2	Amended and Restated Bylaws of Alliance HealthCare Services, Inc., dated as of August 21, 2017 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-16609), filed with the SEC on April 11, 2017).

10.1	Termination Agreement, dated as of August 21, 2017, by and among Alliance HealthCare Services, Inc., THAIHOT Investment Company Limited and Tahoe Investment Group Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2017		/s/ Percy C. Tomlinson
	Name:	Percy C. Tomlinson
	Title:	Chief Executive Officer